Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229181 on Form S-3, in the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-197412, and Registration Statement Nos. 333-202664 and 333-226525 on Form S-8 of our report dated February 27, 2020, relating to the financial statements of Jason Industries, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Milwaukee, WI
March 2, 2020